UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 13, 2016

IMMUNOCELLULAR THERAPEUTICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-35560	93-1301885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

23622 Calabasas Road, Suite 300

Calabasas, California 91302

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 264-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (e)

On December 13, 2016, Andrew Gengos provided notice of his resignation from his position as President and Chief Executive Officer of ImmunoCellular Therapeutics, Ltd. (the “Company”), effective as of such date. Mr. Gengos’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Gengos is expected to remain an employee of the Company until December 31, 2016, during which time he will continue to receive his regular salary and remain eligible for the Company’s standard benefits available generally to other employees of the Company, and is expected to remain a member of the Board of Directors (the “Board”). The Company, in accordance with Mr. Gengos’s employment agreement, will also pay Mr. Gengos, as severance, an amount in cash equivalent to 12 months of his current base salary, as well as an amount equal to 12 months of premium payments to extend his health insurance under COBRA. Mr. Gengos remains eligible for 2016 performance bonus compensation in his role as Chief Executive Officer of the Company for 2016 if and when the Board approves performance bonus payments to the officers of the Company for 2016 bonus.

(c), (d)

In connection with Mr. Gengos’s resignation, on December 13, 2016, the Board appointed Anthony Gringeri, PhD, to the position of President and Chief Executive Officer, effective immediately. Dr. Gringeri has served as the Company’s Senior Vice President of Strategic Resources since August 2013. Prior to joining the Company, he served as Vice President and Chief Development Officer for ViaCyte, Inc., where he was responsible for all preclinical, clinical and regulatory activities. Previously, Dr. Gringeri served as Chief Operating Officer for Amsterdam Molecular Therapeutics (AMT) Holding N.V., where he was responsible for corporate strategy and operations, business development, building the company’s commercial capability, and played a key role in its initial public offering. Prior to that, he served in a series of executive leadership roles for Amgen Inc. Dr. Gringeri holds a master’s degree and a PhD in pharmacology from the University of Rochester, and has authored multiple scientific publications.

Effective December 13, 2016, Dr. Gringeri was also elected to serve as a member of the Board. Dr. Gringeri will serve as a member of the Board until the Company’s 2017 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

There are no arrangements or understandings between Dr. Gringeri and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Dr. Gringeri and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. Dr. Gringeri is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K. The Company has also entered into its standard form of indemnification agreement with Dr. Gringeri.

Forward-Looking Statements

Statements in this report that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to the continuation of Mr. Gengos as an employee and as a member of the Board of Directors of the Company. Such forward-looking statements involve known and unknown risks, uncertainties and other factors. More information about the risks the Company faces is included under the headings “Risk Factors” in the Company’s most recently filed documents with the Securities and Exchange Commission. The Company is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise.

Item 8.01. Other Events.

On December 14, 2016, the Company issued a press release announcing the management changes, a copy of which is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Press Release, dated December 14, 2016, titled “ImmunoCellular Therapeutics Announces Management Changes.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2016	IMMUNOCELLULAR THERAPEUTICS, LTD.

	By:	/s/ David Fractor
David Fractor
Principal Accounting Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated December 14, 2016, titled “ImmunoCellular Therapeutics Announces Management Changes.”